UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

AMHN, INC.

(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North First Street, Suite 104, Burbank, California 91502

(Address of principal executive offices and Zip Code)

(424) 239-6781

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Letter of Intent to Acquire Spectrum Health Network, Inc.

On June 1, 2010, AMHN, Inc. (the “Company”) entered into a Letter of Intent (“LOI”) with Gordon Communications, Inc., a Delaware corporation (“Gordon”) for the acquisition of Gordon’s subsidiary, Spectrum Health Network, Inc., a Delaware corporation (“Spectrum”). Spectrum is a digital signage waiting room network built for the multi-specialty group practice and Independent Physician Association. Spectrum was developed to be an extension of the medical practice, enabling the group practice to relay custom produced health-specific educational based content to patients while waiting for their physicians. Spectrum provides its clients with a powerful tool for practice enhancement, patient communication and viable method to deliver educational initiatives.

The terms of the LOI include the acquisition of 100% of the outstanding common stock of Spectrum (the “Spectrum Shares”) in exchange for shares of the Company’s Common Stock (the “AMHN Shares”). The number of AMHN Shares to be issued in exchange for the Spectrum Shares shall be determined upon the completion of due diligence and prior to the preparation of a definitive agreement between the parties. The Company will acquire the assets of Spectrum (in the approximate amount of $270,264) and will assume all of the liabilities of Spectrum (in the approximate amount of $453,299).

The closing of the proposed acquisition of Spectrum is contingent upon the completion and delivery to the Company of Spectrum’s (i) audited financial statements for the year ended December 31, 2009, including an audit opinion that it is not qualified in any matter other than as to a going concern, and (ii) reviewed financial statements for the quarter ended March 31, 2010.

Upon completion of satisfactory due diligence, the parties must enter into a definitive agreement, which shall be executed and consummated, prior to forty-five (45) days from the date of the LOI (July 15, 2010), unless mutually extended by the parties in writing. In no event shall the extension date be longer than seventy-five days from the date of the LOI (August 14, 2010).

Should due diligence conducted by the Company be deemed unsatisfactory, or should Spectrum breach any of the terms of the LOI, then the LOI and the proposed acquisition by AMHN of Spectrum, will terminate upon the written notification by AMHN to Spectrum. (See Exhibit 10.00, Letter of Intent, attached hereto and incorporated herein by reference.)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director

On June 4, 2010, the Company’s Board of Directors accepted the resignation of Robin Tjon as a director and as Secretary with an immediate effective date. Ms. Tjon’s resignation was not the result of a disagreement with the Company or any matter relating to the Company’s operations, policies, or practices. (See Exhibit 10.01, Resignation of Robin Tjon, attached hereto and incorporated herein by reference.)

Appointment of Officer

On June 4, 2010, the Company’s Board of Directors appointed Robert Cambridge to serve as the Company’s Secretary, in addition to his continuing service as the Company’s Chief Executive Officer.

Item 8.01	Other Events.

Postponement of Shareholder Meeting Scheduled for June 7, 2010

On May 18, 2010, the Company filed an Information Statement which set Monday, June 7, 2010 as a date of a meeting of the Company’s shareholders to vote on a change in the Company’s state of incorporation from Utah to Nevada and to approve the AMHN, Inc. 2009 Long Term Incentive Compensation Plan. The Company’s Board of Directors has determined that it is in the best interest of the Company to postpone the shareholder’s meeting until further notice pending the negotiation and closing of the acquisition of Spectrum described herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

None.

(b)	Pro Forma Financial Information:

None.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

Exh. No.	Date	Document

10.01	June 1, 2010	Letter of Intent between AMHN, Inc. and Gordon Communications, Inc. (Acquisition of Spectrum Health Network, Inc.)*
10.02	June 4, 2010	Resignation of Robin Tjon.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	AMHN, INC.

	By:	/s/ Robert Cambridge
Robert Cambridge
Chief Executive Officer

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